UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
September 14, 2020

PRA Health Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  4130 ParkLake Avenue
Suite 400
Raleigh, NC 27612
(919) 786-8200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of exchange on which registered	Trading symbol
Common Stock $0.01 par value	Nasdaq Global Select Market	PRAH

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, the Board of Directors (the “Board”) of PRA Health Sciences, Inc. (the “Company”) determined to increase the size of the Board to seven members and elected Glen Stettin, M.D. as an independent Class I director of the Company, effective September 14, 2020, to fill a vacancy. The Company expects Dr. Stettin to stand for election at the annual meeting of stockholders in 2021.

Dr. Stettin has served as Senior Vice President and Chief Innovation Officer at Express Scripts & Cigna Services, a division of Cigna Corporation, since April 2020, where he heads up research and development, patient and physician experience, product development and management focused on new clinical solutions and data, analysis and platforms as services. From April 2012 to April 2020, Dr. Stettin served as Senior Vice President and Chief Innovation Officer of Express Scripts, which was acquired by Cigna Corporation in 2018. Dr. Stettin joined Express Scripts when the company merged with Medco Health Solutions, Inc. in April 2012. During his 17 years at Medco, he served in leadership roles in the clinical, operations, technology and product organizations.

Dr. Stettin earned his bachelor and medical degrees through Lehigh University and the Medical College of Pennsylvania. He completed his residency in internal medicine at the University of California, San Francisco, where he also served as Medical Chief Resident at Moffitt-Long Hospital, Fellow in cardiology and Robert Wood Johnson Foundation Clinical Scholar at UCSF and Stanford University.

Dr. Stettin’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, except that his compensation will be prorated to reflect the portion of the year remaining. Accordingly, he will receive the pro rata portion of the annual board member retainer for service on the Board (currently $60,000 per year). Dr. Stettin will also receive the pro rata portion of the Company’s annual board member equity award of restricted stock (currently based on a grant date fair value of $125,000 per year).

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Dr. Stettin and any other person pursuant to which he was elected as a director. Dr. Stettin is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s new Form of Restricted Stock Grant Notice and Agreement for awards of restricted stock to directors is included as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company to announce the election of Dr. Stettin as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Restricted Stock Grant Notice and Agreement under the PRA Health Sciences, Inc. 2020 Stock Incentive Plan
99.1	Press Release dated September 15, 2020
104	Cover Page formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: September 16, 2020	By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel